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                                                                       Exhibit 5




                          [Letterhead of Arnold & Porter]



                                                 October 14, 1997



Armco Inc.
One Oxford Centre
301 Grant Street
Pittsburgh, Pennsylvania  15219


Ladies and Gentlemen:

   We refer to the registration statement under Form S-4, Registration No. 333-36691 (the "Registration Statement"), filed by Armco Inc., an Ohio corporation (the "Company") with the Securities and Exchange of 1933, as amended (the "Act"), pursuant to which the Company is registering $150,000,000 aggregate principal amount of 9% Senior Notes due 2007 (the "Exchange Notes"), under an Indenture dated as of October 1, 1992, between the Company and The Fifth Third Bank, as trustee (the "Trustee"), as supplemented by Supplemental Indenture No. 1, dated as of October 1, 1992, and Supplemental Indenture No. 2, dated as of September 1, 1997, to be issued in exchange for $150,000,000 aggregate principal amount of the Company's 9% Senior Notes (the "Exchange Offer"). The terms and conditions of the Exchange Notes and the Exchange Offer are as set forth in the Registration Statement and the prospectus (the "Prospectus") contained therein.

   We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture, the form of Exchange Notes set forth in the Indenture, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

   Based upon and subject to the foregoing, we are of the opinion that the Exchange Notes have been duly authorized by the Company and when the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and issued in

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exchange for the Old Notes in accordance with the terms of the Exchange
Offer, the Exchange Notes will constitute valid and binding obligations of the Company under the laws of the State of New York, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and similar laws relating to or affecting creditors' rights generally and to equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

   The foregoing opinion is limited to the laws of the State of New York and, in reliance upon the opinion of Gary R. Hildreth, Vice President, General Counsel and Secretary of the Company, an executed copy of which is attached hereto (the "Hildreth Opinion"), the laws of the State of Ohio, and we do not express any opinion herein concerning the laws of any other jurisdiction. To the extent the foregoing opinion relates to matters governed by the laws of the State of Ohio, such opinion is subject to the qualifications and limitations expressed in the Hildreth Opinion.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

   This opinion is solely for your information and is not to be quoted in whole or in part, summarized or otherwise referred to without our written consent, except as provided in the preceeding paragraph. This opinion is as of the date hereof. We disclaim any responsibility to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

                                        Very truly yours,

                                        /s/ ARNOLD & PORTER



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                                                       Attachment to Exhibit 5

                             [Letterhead of Armco]




                                      October 14, 1997





Arnold & Porter
399 Park Avenue
New York, New York  10022


Ladies and Gentlemen:

         I refer to the registration statement under Form S-4, Registration No. 333-36691 (the "Registration Statement"), filed with the Securities and Exchange of 1933, as amended (the "Act"), pursuant to which Armco Inc. (the "Company") is registering $150,000,000 aggregate principal amount of 9% Senior Notes due 2007 (the "Exchange Notes"), under an Indenture dated as of October 1, 1992, between the Company and The Fifth Third Bank, as trustee (the "Trustee"), as supplemented by Supplemental Indenture No. 1, dated as of October 1, 1992, and Supplemental Indenture No. 2, dated as of September 1, 1997, to be issued in exchange for $150,000,000 aggregate principal amount of the Company's 9% Senior Notes (the "Exchange Offer"). The terms and conditions of the Exchange Notes and the Exchange Offer are as set forth in the Registration Statement and the prospectus (the "Prospectus") contained therein.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Indenture, the form of Exchange Notes set forth in the Indenture, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         Based upon and subject to the foregoing, I am of the opinion that the Exchange Notes have been duly authorized by the Company and when the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and issued in exchange for the Old Notes in accordance with the terms of the

Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company under the laws of the State of Ohio, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and similar laws relating to or affecting creditors' rights generally and to equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

         The foregoing opinion is limited to the laws of the State of Ohio and I express no opinion herein concerning the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and/or as an attachment to your opinion being filed as an exhibit to the Registration Statement (and in this regard I consent to your reliance on this opinion) and to be named under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,

                                 /s/ Gary R. Hildreth
                                 Gary R. Hildreth
                                 Vice President, General
                                      Counsel and Secretary